0000

certificate number

xxxx

number of shares

# STOCK CERTIFICATE

MIDNIGHT GAMING CORPORATION

Corporate Name

Incorporated in: Delaware

has a total authorized amount of 100,000,000 common shares, at $0.00001 par value.

This is to certify that Example is the owner of xxxx shares of Common stock of the above named corporation, which are non-assessable, fully paid shares. The transfer of these shares must be done in accordance with the by-laws of the named corporation, in person, or by a duly appointed attorney or officer of the named corporation, and recorded in the books of the corporation.

Execution Date

President　　Secretary　　Treasurer

If sold:

For ____________ received, I, ____________ sell and transfer ____________ shares, of the ____________ shares represented by this certificate to

____________

____________

____________

____________,

and appoint ____________ the ____________, to record this transfer in the corporate books.

Name of shareholder　　Signature of shareholder　　Witness

"The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required."